Exhibit 99.1

X3 ACQUISITION CORP. LTD.

PROFORMA UNAUDITED BALANCE SHEET

	January 22, 2026	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
Assets:
Current assets
Cash	$1,397,667	(375,000	)(4)	$1,022,667
Due from Sponsor	25,461	375,000	(4)	400,461
Prepaid expenses	30,966			30,966
Total Current Assets	1,454,094			1,454,094
Cash held in trust account	200,000,000	25,000,000	(1)	225,000,000
		(375,000	)(2)
		375,000	(4)
Total Assets	$201,454,094	25,000,000		$226,454,094

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accrued expenses	$13,895			$13,895
Accrued offering costs	85,800			85,800
Over-allotment option liability	251,400	(209,500	)(5)	41,900
Total Current Liabilities	351,095	(209,500)		141,595
Deferred underwriting fee payable	5,000,000	625,000	(3)	5,625,000
Total Liabilities	5,351,095	415,500		5,766,595

Commitments and contingencies (Note 6)

Class A ordinary shares subject to possible redemption, 20,000,000 shares at a redemption value of $10.00 per share	200,000,000	24,637,500	(1)	225,000,000
		(368,934	)(2)
		(614,890	)(3)
		1,346,324	(6)

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding, excluding 20,000,000 shares subject to possible redemption	—			—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding(1)	575			575
Additional paid-in capital	—	362,500	(1)	—
		(6,066	)(2)
		(10,110	)(3)
		375,000	(4)
		(1,346,324	)(6)
		625,000	(7)
Accumulated deficit	(3,897,576)	209,500	(5)	(4,313,076)
		(625,000	)(7)
Total Shareholders’ Deficit	(3,897,001)	(415,500)		(4,312,501)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$201,454,094	25,000,000		$226,454,094

(1)	Includes up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7). On January 23, 2026, the underwriters partially exercised their over-allotment option and the sale of Units pursuant thereto was consummated on January 26, 2026 resulting in 625,000 founder shares no longer subject to forfeiture.

See Note to Pro Forma Unaudited Balance Sheet.

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X3 ACQUISITION CORP. LTD.

NOTES TO PROFORMA UNAUDITED BALANCE SHEET

(Unaudited)

Note 1 - Closing of over-allotment option and additional private placement

The accompanying unaudited proforma balance sheet presents the balance sheet of X3 Acquisition Corp. Ltd. (the “Company”) as of January 22, 2026 adjusted for the closing of the underwriters’ over-allotment option and related transactions, which occurred on January 26, 2026, as described below.

On January 22, 2026, the Company consummated the initial public offering of 20,000,000 units (the “Units”) at $10.00 per unit, which is discussed in Note 3 (the “Initial Public Offering”), generating gross proceeds of $200,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 5,000,000 private placement warrants (the “Private Placement Warrants”) to X3 Acquisition Management LLC (the “Sponsor”), at a price of $1.00 per warrant, or $5,000,000 in the aggregate. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

In connection with the Initial Public Offering, the underwriters were granted a 45-day option from the date of the Initial Public Offering to purchase up to an additional 3,000,000 Units to cover over-allotments if any. On January 26, 2026, the Company consummated the closing of an additional 2,500,000 Units sold pursuant to the underwriters’ over-allotment option, generating gross proceeds of $25,000,000.

Simultaneously with the consummation of the over-allotment option on January 26, 2026, the Company also consummated the sale of an additional 375,000 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $375,000. As a result of the partial exercise of the over-allotment option, 625,000 founder shares are no longer subject to forfeiture. The underwriters have 45 days from the date of the Initial Public Offering to purchase the remaining 500,000 Units. As of January 26, 2026, the Sponsor owes the Company an aggregate amount of $375,000, representing the funds advanced in connection with the purchase of Private Placement Warrants by the Sponsor related to the partial exercise of the over-allotment option.

As of January 26, 2026, a total of $225,000,000 of the net proceeds from the Initial Public Offering (including the partial over-allotment option) and the sale of the Private Placement Warrants were placed in the trust account.

Pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option and sale of the additional Private Placement Warrants are as follows:

	Pro forma entry
1	Cash held in Trust Account	$25,000,000
	Class A ordinary shares subject to possible redemption		$24,637,500
	Additional paid-in capital		362,500
	To record the sale of 2,500,000 IPO over-allotment units at $10.00 per unit.

2	Class A ordinary shares subject to possible redemption	$368,934
	Additional paid-in capital	6,066
	Cash held in Trust Account		$375,000
	To record the payment of cash underwriting fee on over-allotment option.

3	Class A ordinary shares subject to possible redemption	$614,890
	Additional paid-in capital	10,110
	Deferred underwriting fee payable		$625,000
	To record the payment of deferred underwriting fee on over-allotment option.

4	Cash held in Trust Account	$375,000
	Due from Sponsor	375,000
	Additional paid-in capital		$375,000
	Cash		375,000
	To record the sale of 375,000 private placement warrants at $1.00 per warrant.

5	Over-allotment option liability	$209,500
	Accumulated deficit		$209,500
	To write-off the over-allotment option liability due to its partial exercise.

6	Additional paid-in capital	$1,346,324
	Class A ordinary shares subject to possible redemption		$1,346,324
	Record accretion of Class A ordinary shares subject to redemption at an amount of $10.00 per share.

7	Accumulated deficit	$625,000
	Additional paid-in capital		$625,000
	Reclassify negative additional paid in capital to accumulated deficit.

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